UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2009

Virage Logic Corporation

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Virage Logic Corporation, a Delaware corporation (“Virage Logic”), previously reported on a Current Report on Form 8-K filed on August 18, 2009 (the “Previous Report”) that Abigail (UK) Limited, a wholly-owned subsidiary of Virage Logic (“Abigail (UK)”), would be commencing a recommended cash offer (the “Offer”) for all of the outstanding shares of ARC International plc, a public limited company incorporated in England and Wales (“ARC”).

The Recommended Cash Offer and the Form of Acceptance and Authority for the Offer (the “Offer Documents”) were mailed to ARC shareholders (and, for information only, to ARC option holders) on August 21, 2009. Copies of the Offer Documents are available from Capita Registrars, Corporate Actions, The Registry 34 Beckenham Road, Beckehham, Kent BR3 4TU.

A copy of the Recommended Cash Offer and the Form of Acceptance and Authority are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report. The contents of the Previous Report are also incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Recommended Cash Offer by Abigail (UK) Limited (a wholly-owned subsidiary of Virage Logic Corporation) for ARC International plc.

2.2	Form of Acceptance and Authority by Abigail (UK) Limited (a wholly-owned subsidiary of Virage Logic Corporation) for ARC International plc.

Forward Looking Statements

Any statements in this Current Report on Form 8-K and the exhibits hereto about Virage Logic’s expectations, beliefs, plans, objectives, assumptions or future events or performance, including with respect to the Offer, and any assumptions underlying such statements, are not historical facts and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. Forward-looking statements also include the following: (1) statements containing projections of revenues, operating expenses, income (or loss), earnings (or loss) per share, capital expenditures, dividends, capital structure, and other financial items; (2) statements regarding when the proposed acquisition will be accretive to earnings per share; (3) statements regarding projected cash, cash equivalents and short term investment balances as of the closing of the proposed acquisition; (4) statements concerning the plans and objectives of Virage Logic’s management for future operations, including plans or objectives relating to its products or services; (5) statements of future economic performance; (6) statements of the assumptions underlying or relating to any statement described in (1), (2), (3), (4) or (5); and (7) statements regarding the timing or completion of the Offer. Actual results could differ materially from those predicted by these forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied. Some of these risks, uncertainties and assumptions include, but are not limited to (i) the outcome of any legal proceedings instituted against Virage Logic, Abigail (UK) and others in connection with the proposed Offer; (ii) the failure of the acquisition of ARC to close for any reason; (iii) the amount of the costs, fees, expenses and charges relating to the Offer; (iv) business uncertainty and contractual restrictions prior to the closing of the acquisition of ARC; (v) competition generally and the increasingly competitive nature of our industry; (vi) the effect of war, terrorism or catastrophic events; (vii) stock price, foreign currency exchange and interest rate volatility; (viii) the failure of Virage Logic to successfully integrate ARC’s business and operations with its own and the failure to achieve the cost savings and other synergies Virage Logic expects to result from the acquisition of ARC; and (ix) the risk that, under relevant UK law, Virage Logic and Abigail (UK) may be unable to assert a condition to terminate the Offer even if ARC’s business deteriorates significantly or other events occur that cause the acquisition of ARC by Abigail (UK) to be less attractive to Virage Logic.

The foregoing list sets forth some, but not all, of the factors that could affect Virage Logic’s ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties Virage Logic faces and a discussion of its financial statements and footnotes, see documents Virage Logic files with the SEC, including its most recent annual report on Form 10-K and all subsequent periodic reports. Virage Logic assumes no obligation and expressly disclaim any duty to update forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of subsequent events.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2009	VIRAGE LOGIC CORPORATION

/s/ Brian Sereda
Brian Sereda
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

2.1	Recommended Cash Offer by Abigail (UK) Limited (a wholly-owned subsidiary of Virage Logic Corporation) for ARC International plc.

2.2	Form of Acceptance and Authority by Abigail (UK) Limited (a wholly-owned subsidiary of Virage Logic Corporation) for ARC International plc.